Exhibit 10.1

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of April 24, 2023 (this “Third Amendment”), is entered into by and among Boxlight Corporation, a Nevada corporation (the “Borrower”), each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”), the financial institutions party hereto as Lenders and Whitehawk Capital Partners, LP (“Whitehawk Capital”), as the Administrative Agent.

WHEREAS, the Borrower, the Lenders, the Collateral Agent and the Administrative Agent are party to that certain Credit Agreement, dated as of December 31, 2021 ((a) as amendment by the First Amendment to Credit Agreement dated as of April 4, 2022, (b) as amendment by the Second Amendment to Credit Agreement dated as of June 21, 2022 and (b) as further amended, restated, supplemented or modified, the “Credit Agreement”; all capitalized terms defined in the Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Third Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.

AMENDMENTS

Subject to the satisfaction of the conditions set forth in Section 2 hereof and in reliance on the representations and warranties of the Loan Parties set forth in this Second Amendment and in the Credit Agreement, in accordance with Section 10.01 of the Credit Agreement, the Borrower, Holdings, Administrative Agent and each of the Lenders hereby agree that the Credit Agreement is amended and modified as follows:

(a)            Existing definitions:

(i)            The defined term “Delayed Draw Term Loan Commitment” in the Credit Agreement is amended by adding the following new sentence at the end thereof:

“For the avoidance of doubt the Delayed Draw Term Loan Commitments of all Lender shall terminate on April 24, 2023.”

(ii)            The defined term “Delayed Draw Term Loan Expiration Date” in the Credit Agreement is amended and restated to read as follows:

“Delayed Draw Term Loan Expiration Date” shall mean the earlier of (i) April 24, 2023, and (ii) the date on which no Delayed Draw Term Loan Commitments remain available, having either been drawn pursuant to Section 2.01(a) or terminated pursuant to Section 2.05(a).

(b)            New Definitions: As used herein, the following terms shall have the following meanings given to them below, and the Credit Agreement and the other Loan Documents are hereby amended to include the following in alphabetical order:

(i)            “Third Amendment” means the Third Amendment to this Agreement dated as of April 24, 2023.

(ii)            “Third Amendment Effective Date” has the meaning specified therefor in the Third Amendment.

(c)            Section 2.01(a) of the Credit Agreement is amended by amending and restating the proviso in the second sentence thereof to read as follows:

“; provided that other than a (x) $2,500,000 Delayed Draw Term Loan that is made on or about the Second Amendment Effective Date and (y) $3,000,000 Delayed Draw Term Loan that is to be made on or about the April 24, 2023, no Delayed Draw Term Loans shall be made, if, after giving effect to any such Delayed Draw Term Loans, the aggregate amount of Loans outstanding at any time shall exceed the then Borrowing Base.”

(d)            Section 2.05(c) of the Credit Agreement is hereby amended by adding the following new clause (x) at the end thereof:

“April 24, 2023 Delayed Draw Term Loan Repayment. On or before September 29, 2023, the Borrower shall make a repayment of the $3,000,000 Delayed Draw Term Loan that is made on April 24, 2023 and in the event Borrower shall make such repayment on or prior to September 29, 2023, such prepayment shall not be subject to any Prepayment Premium.”

(e)            Section 3.03(c) is hereby amended and restated to read as follows:

“(i) resulting from the $2,500,000 Delayed Draw Term Loan to be made on or about the Second Amendment Effective Date until July 15, 2022 to enable the Loan Parties to get into compliance with the Borrowing Base requirements and (ii) of up to $2,000,000 resulting from the $3,000,000 Delayed Draw Term Loan to be made on or about the April 24, 2023, until the date of delivery (or, if earlier, the required delivery) of the Borrowing Base Certificate for April 2023 to enable the Loan Parties to get into compliance with the Borrowing Base requirements”

(f)            Section 5.03(d) of the Credit Agreement is amended by inserting the following immediately prior to the “.” at the end thereof:

“ (provided that the foregoing shall not apply with respect to a Delayed Draw Term Loan of up to $3,000,000 that is to be made on April 24, 2023).”

(g)            The table in Section 7.03(a) is hereby amended and restated to read as follows:

Test Period Ended	Senior Leverage Ratio
March 31, 2022	2.75:1.00
June 30, 2022	4.20:1.00
September 30, 2022	3.90:1.00
December 31, 2022	2.80:1.00

Test Period Ended	Senior Leverage Ratio
March 31, 2023	2.50:1.00
June 30, 2023	2.75:1.00
September 30, 2023	2.75:1.00
December 31, 2023	2.50:1.00
March 31, 2024	2.00:1.00
June 30, 2024	2.00:1.00
September 30, 2024 and thereafter	1.75:1.00

(h)            Section 7.03(b) is hereby amended and restated to read as follows:

“Minimum Liquidity. At all times, on and after the Effective Date, Qualified Cash shall not be less than: (i) until July 31, 2022, $1,000,000, (ii) from and after August 1, 2022 and until March 31, 2023, $4,000,000, (iii) from and after April 1, 2023 and until May 31, 2023, $1,000,000 and (iv) from and after June 1, 2023, $4,000,000.”

Section 2.
CONDITIONS TO EFFECTIVENESS

This Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) on which the following conditions are satisfied, in each case, in form and substance reasonably satisfactory to the Administrative Agent:

(a)            the Administrative Agent shall have received one or more counterparts of this Third Amendment executed by the Borrower, each Guarantor, the Lenders and the Administrative Agent;

(b)            no Default or Event of Default shall exist;

(c)            the representations and warranties of the Borrower and the Guarantors contained in this Third Amendment shall be true and correct in all material respects (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable) on and as of the date hereof, as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable); and

(d)            all outstanding fees and expenses payable to the Administrative Agent, any Lender and/or any of their respective Affiliates and legal counsel for which invoices have been provided to the Administrative Borrower shall have been paid.

Section 3.
LIMITATION ON SCOPE

All of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and, except to the extent specifically provided for herein, shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or any Lender. The Administrative Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Events of Default (other than the Specified Defaults, as waived herein).

Section 4.

REAFFIRMATION

Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as an accommodation party or a guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any of the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Third Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Third Amendment shall not serve to effect a novation of the Obligations or, except to the extent specifically provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or constitute a waiver of any provision of any of the Loan Documents.

Section 5.

RELEASE OF CLAIMS

In consideration of the Administrative Agent’s and each Lender’s agreements contained in this Third Amendment, each Loan Party hereby irrevocably releases and forever discharges the Administrative Agent, the Collateral Agent, each Lender and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against such Released Person which relates, directly or indirectly, to any acts or omissions of any Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

Section 6.
MISCELLANEOUS

(a)            Representations and Warranties. Each Loan Party hereby represents and warrants that:

(i)            this Third Amendment has been duly authorized and executed by such Loan Party, and the Credit Agreement, as modified by this Third Amendment, is the legal, valid and binding obligation of the Borrower and each other Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(ii)            the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable) on and as of the date hereof, as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable); and

(iii)           no Default or Event of Default has occurred and is continuing after giving effect to this Third Amendment.

(b)            References. All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as modified hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as modified by this Third Amendment (as well as by all subsequent amendments, restatements, supplements and other modifications thereof).

(c)            Incorporation by Reference; Loan Document. Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Third Amendment”: Section 12.01 (Notices), Section 12.06 (Severability), Section 12.07 (Governing Law),, Section 12.10 (Jurisdiction, Service of Process and Venue), Section 12.11 (Waiver of Jury Trial), Section 12.13 (No Party Deemed Drafter), Section 12.15 (Indemnification), Section 12.16 (Governing Law Attorney), Section 12.22 (Integration), and Section 12.25 (Electronic Signatures). This Third Amendment is a Loan Document and is subject to and has the benefit of all provisions in the Credit Agreement applicable to Loan Documents.

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WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer

GUARANTORS:

Boxlight, Inc.,
a Washington corporation

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Offier

EOSEDU LLC,
an Arizona limited liability company

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Offier

Boxlight Group Limited
a Northern Ireland company

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

[Third Amendment to Credit Agreement]

EXECUTED as a DEED by Sahara Holdings Limited, acting by two directors:

/s/ Michael Pope
Signature of director

/s/ Mark Starkey
Signature of director

Sahara Presentation Systems, Inc.,
a Delaware corporation

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

EXECUTED as a DEED by Sahara Presentation Systems Ltd, acting by two directors:

/s/ Michael Pope
Signature of director

/s/ Mark Starkey
Signature of director

Clevertouch B.V.,
a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid)

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

Sahara Presentation Systems Europe BV
a Belgium company

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

[Third Amendment to Credit Agreement]

FrontRow Calypso, LLC
a Delaware limited liability company

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

[Third Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDERS:

WHITEHAWK CAPITAL PARTNERS, LP,
as the Administrative Agent

By:	/s/ Robert A. Louzan
Name:	Robert A. Louzan
Title:	Authorized Signatory

WHITEHAWK CAPITAL FINANCE LLC, as a Lender

By:	/s/ Robert A. Louzan
Name:	Robert A. Louzan
Title:	Authorized Signatory

[Third Amendment to Credit Agreement]